Exhibit 99.1

Investor Contact:

Kurt Abkemeier

Cbeyond, Inc.

Vice President, Finance and Treasurer

(678) 370-2887

CBEYOND REPORTS FOURTH QUARTER 2006 RESULTS

Revenues Grew by 32.8% and Adjusted EBITDA Increased 57.4% Over Prior Year

ATLANTA (March 1, 2007) — Cbeyond, Inc. (NASDAQ: CBEY), (“Cbeyond”), a managed services provider that delivers integrated packages of voice, broadband, and mobile services to small businesses, today announced its results for the fourth quarter and year ended December 31, 2006.

Recent financial and operating highlights include the following:

•	Strong fourth quarter revenue growth with revenues of $58.9 million, up 32.8% over the fourth quarter of 2005;

•

Net income of $4.3 million in the fourth quarter of 2006, including non-cash stock-based compensation expense of $1.2 million recorded under SFAS No. 123(R), which was adopted during the first quarter of 2006, and $0.3 million of costs related to a secondary offering completed on October 10, 2006;

•	Total adjusted EBITDA (a non-GAAP measure) of $12.3 million during the fourth quarter of 2006, an increase of 57.4% from the fourth quarter of 2005 (see Schedule 1 for reconciliation to net income);

•	Rapid growth in customers with 1,822 net customer additions, bringing the total customers in Cbeyond’s six operating markets to 27,343;

•	Average monthly revenue per customer (ARPU) of $742 during the fourth quarter of 2006 compared to $743 in the prior quarter; and

•	A $7.0 million increase during the fourth quarter of 2006 in cash, cash equivalents and marketable securities to $44.1 million, with no debt.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, for the three months and twelve months ended December 31, 2005, and 2006 include the following:

	For the Three Months Ended December 31,
	2005	2006	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$44,336	$58,867	$14,531	32.8%
Operating expenses	$42,987	$54,846	$11,859	27.6%
Operating income	$1,349	$4,021	$2,672	198.1%
Net income before dividends	$5,316	$4,349	$(967)	(18.2%)
Capital expenditures	$12,594	$11,122	$(1,472)	(11.7%)
Key Operating Metrics and Non-GAAP Financial Measures
Customers	20,347	27,343	6,996	34.4%
Net additions	1,450	1,822	372	25.7%
Average monthly churn rate	0.9%	1.0%	0.1%	11.1%
Average monthly revenue per customer	$753	$742	$(11)	(1.5%)
Adjusted EBITDA (in thousands)	$7,844	$12,349	$4,505	57.4%

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CBEY Reports Fourth Quarter 2006 Results

March 1, 2007

	For the Twelve Months Ended December 31,
	2005	2006	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$159,097	$213,886	$54,789	34.4%
Operating expenses	$157,774	$206,843	$49,069	31.1%
Operating income	$1,323	$7,043	$5,720	432.4%
Net income before dividends	$3,736	$7,780	$4,044	108.2%
Capital expenditures	$29,766	$43,867	$14,101	47.4%
Key Operating Metrics and Non-GAAP Financial Measures
Customers	20,347	27,343	6,996	34.4%
Net additions	5,634	6,996	1,362	24.2%
Average monthly churn rate	1.0%	1.0%	0.0%	0.0%
Average monthly revenue per customer	$756	$747	$(9)	(1.2%)
Adjusted EBITDA (in thousands)	$25,807	$39,539	$13,732	53.2%

Management Comments

“Our fourth quarter results illustrate the power of Cbeyond’s business model,” said Jim Geiger, chief executive officer of Cbeyond. “We executed on steadily growing customer additions, continued low monthly churn at 1.0%, and steadily increasing applications used per customer of 5.6. We were particularly pleased to maintain stable ARPU of $742, despite the typical fourth quarter seasonality factors and ongoing reductions in the government-mandated rates we charge for terminating long distance calls. Furthermore, Chicago notched its first full quarter of positive adjusted EBITDA, and we have strong expectations for that market going forward. Not only do we now have five of our seven markets consistently generating positive adjusted EBITDA, but these markets are collectively increasing at a rapid rate.”

Geiger added, “San Diego is off to a start consistent with what we have attained in prior market launches, and we expect that our San Diego performance will be consistent with the results we are achieving in our other markets. In addition to our recent launch in San Diego, we are preparing two more markets for launch during 2007 to add to our growing portfolio of markets. By the end of the year, Cbeyond services will be available in nine markets as we continue to execute on our organic growth strategy.”

Fourth Quarter Financial and Business Summary

Revenues and ARPU

Cbeyond reported revenues of $58.9 million for the fourth quarter of 2006, an increase of 32.8% from the fourth quarter of 2005.

ARPU, or average revenue per customer location, was $742 in the fourth quarter of 2006, as compared to $743 in the third quarter of 2006. The stability in ARPU was achieved despite the impact of a variety of negative factors, including the increasing numbers of customers on three-year contracts at lower price points, the fewer number of business days in the fourth quarter to generate long distance and terminating access revenues as well as to install new customers, and decreases in the government-mandated rates charged for terminating access revenues. ARPU was positively impacted by the increasing levels of application use, in particular mobile.

Cost of Service and Gross Margin

Cbeyond’s gross margin was 71.8% in the fourth quarter of 2006 as compared with 69.9% in the fourth quarter of 2005. Cost of service included a $1.3 million benefit from service credits and performance penalties received from suppliers of access and transport circuits.

Operating Income and Total Adjusted EBITDA

Cbeyond reported operating income of approximately $4.0 million in the fourth quarter of 2006 compared with operating income of $1.3 million in the fourth quarter of 2005. As of January 1, 2006, Cbeyond adopted SFAS No. 123(R). The operating income of $4.0 million in the fourth quarter of 2006 includes $1.2 million in non-cash stock-based compensation expense as calculated using the fair value

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CBEY Reports Fourth Quarter 2006 Results

March 1, 2007

method under SFAS No. 123(R), while the operating income of $1.3 million in the fourth quarter of 2005 includes $0.1 million in non-cash stock-based compensation as calculated using the intrinsic method under APB No. 25. As these are two different methodologies used for calculating non-cash stock-based compensation, they are not comparable.

For the fourth quarter of 2006, total adjusted EBITDA was $12.3 million, an improvement of 57.4% over total adjusted EBITDA of $7.8 million in the fourth quarter of 2005.

Net Income Before Dividends

Cbeyond reported net income before dividends of $4.3 million for the fourth quarter of 2006 as compared to net income before dividends of $5.3 million for the fourth quarter of 2005. The $5.3 million figure for the fourth quarter of 2005 included a $4.1 million gain on early retirement of debt.

Cash and Marketable Securities

Cash, cash equivalents and marketable securities amounted to $44.1 million at the end of the fourth quarter of 2006, as compared to $37.1 million at the end of the third quarter of 2006. The increase in cash, cash equivalents and marketable securities of $7.0 million in the fourth quarter was due to a variety of factors, including an increase in the profitability of Cbeyond, proceeds from stock option exercises as well as increased accrued liabilities.

Capital Expenditures

Capital expenditures were $11.1 million during the fourth quarter of 2006, compared to $10.2 million in the third quarter of 2006.

Business Outlook for 2007

Cbeyond provides the following annual guidance for 2007:

Annual Guidance for 2007
Revenues	$275 million to $280 million
Adjusted EBITDA	$46 million to $48 million
Capital expenditures	$50 million to $55 million

The launch of San Diego in the first quarter of 2007, as well as the unusual benefit from high service credits and performance penalties recorded in the fourth quarter of 2006, may result in lower sequential adjusted EBITDA in early 2007. While Cbeyond is committed to attaining annual increases in adjusted EBITDA amounts, the Company expects some variability quarter-to-quarter as new markets are launched and their startup losses impact the consolidated results. Throughout the year, the Company expects adjusted EBITDA margins to be in the high teens as a percentage of revenue.

With respect to capital expenditures, due in part to the timing of new market launches as well as the anticipated timing of certain investments in software projects, Cbeyond expects that its capital expenditures will be weighted toward the first half of 2007.

Conference Call

Cbeyond will hold a conference call to discuss this press release Thursday, March 1, 2007, at 5:00 p.m. EST. A live broadcast of the conference call will be available on-line at www.cbeyond.net. To listen to the live call, please go to the Web site at least 10 minutes early to register, download, and install any necessary audio software. The conference call will also be available by dialing (800) 819-9193 (for domestic U.S. callers) and (913) 981-4911 (for international callers). For those who cannot listen to the live broadcast, an on-line replay will be available shortly after the call and continue to be available for a year.

About Cbeyond

Cbeyond, Inc. (NASDAQ: CBEY) is a managed services provider that delivers integrated packages of local and long-distance voice along with mobile and broadband Internet services to more than 27,000 small businesses in Atlanta, Chicago, Dallas, Denver, Houston, Los Angeles and San Diego. Cbeyond offers more than 20 productivity-enhancing applications including BlackBerry®, voicemail, email, Web hosting, fax-to-email, data backup, file-sharing, and VPN. Cbeyond manages these services over a private, 100-percent Voice over Internet Protocol (VoIP) facilities-based network. For more information on Cbeyond, visit www.cbeyond.net.

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CBEY Reports Fourth Quarter 2006 Results

March 1, 2007

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. Such statements are based upon the current beliefs and expectations of Cbeyond’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following: the risk that we may be unable to continue to experience revenue growth at historical levels; changes in federal or state regulation that affects the Company; the timing of the initiation, progress or cancellation of significant contracts or arrangements; the mix and timing of services sold in a particular period; our ability to recruit and maintain experienced management and personnel; rapid technological change and the timing and amount of start-up costs incurred in connection with the introduction of new services or the entrance into new markets; our ability to maintain or attract sufficient customers in existing or new markets; our ability to respond to increasing competition; our ability to manage the growth of our operations; changes in estimates of taxable income or utilization of deferred tax assets which could significantly affect the Company’s effective tax rate; pending regulatory action relating to our compliance with customer proprietary network information; and general economic and business conditions. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC, including the “Risk Factors” in our most recent annual report on Form 10-K, together with updates that may occur in our quarterly reports on Form 10-Q and Current Reports on Form 8-K. Such disclosure covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Key Operating Metrics and Non-GAAP Financial Measures

In this press release, the Company uses several key operating metrics and non-GAAP financial measures. In Schedule I, the Company defines each of these metrics and provides a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure. These financial measures and operating metrics are a supplement to GAAP financial information and should not be considered as an alternative to, or more meaningful than, net income (loss), cash flow or operating income (loss) as determined in accordance with GAAP.

SCHEDULE I

Adjusted EBITDA is not a substitute for operating income (loss), net income (loss), or cash flow from operating activities as determined in accordance with accounting principles generally accepted in the United States, or GAAP, as a measure of performance or liquidity. The Company defines adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization expenses, excluding non-cash stock option compensation, write-off of public offering costs and gain recognized on troubled debt restructuring, loss on disposal of property and equipment and other non-operating income or expense. Information relating to total adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation of the Company’s business.

Total adjusted EBITDA allows the chief operating decision maker to assess the performance of the Company’s business on a consolidated basis that corresponds to the measure used to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to service debt obligations and to fund capital expenditures. In particular, total adjusted EBITDA permits a comparative assessment of the Company’s operating performance, relative to a performance based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among segments without any correlation to their underlying operating performance, and of non-cash stock option compensation, which is a non-cash expense that varies widely among similar companies. The following information includes a reconciliation of total adjusted EBITDA to net income (loss):

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CBEY Reports Fourth Quarter 2006 Results

March 1, 2007

CBEYOND, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2006	2005	2006
Revenues:
Customer revenue	$43,272	$57,614	$154,883	$208,574
Terminating access revenue	1,064	1,253	4,214	5,312

Total revenue	44,336	58,867	159,097	213,886
Operating expenses:
Cost of service	13,342	16,583	47,161	64,294
Selling, general and administrative	23,234	31,159	86,453	114,408
Public offering costs	—	286	—	945
Depreciation and amortization	6,411	6,818	24,160	27,196

Total operating expenses	42,987	54,846	157,774	206,843

Operating income	1,349	4,021	1,323	7,043
Other income (expense):
Interest income	443	602	1,325	1,919
Interest expense	(379)	(52)	(2,424)	(163)
Gain on early retirement of debt	4,060	—	4,060	—
Loss on disposal of property and equipment	(157)	(67)	(539)	(601)
Other income (expense), net	—	12	(9)	12

Total other income (expense)	3,967	495	2,413	1,167

Income before taxes	5,316	4,516	3,736	8,210
Income tax expense	—	(167)	—	(430)

Net income	5,316	4,349	3,736	7,780
Dividends accreted on preferred stock	(1,092)	—	(8,550)	—

Net income (loss) available to common stockholders	$4,224	$4,349	$(4,814)	$7,780

Earnings (loss) per common share
Basic	$0.26	$0.16	$(1.16)	$0.29
Weighted average number of common shares outstanding
Basic	16,038	27,362	4,159	26,951

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CBEY Reports Fourth Quarter 2006 Results

March 1, 2007

CBEYOND, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2005	December 31, 2006
ASSETS
Current Assets
Cash and cash equivalents	$27,752	$34,113
Marketable securities	10,170	9,995
Accounts receivable, gross	12,499	21,181
Less: Allowance for doubtful accounts	(1,811)	(2,586)

Accounts receivable, net	10,688	18,595
Other assets	4,328	5,825

Total current assets	52,938	68,528
Property and equipment, gross	142,973	181,938
Less: accumulated depreciation	(85,905)	(109,148)

Property and equipment, net	57,068	72,790
Other assets	4,826	3,075

Total assets	$114,832	$144,393

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$9,364	$7,538
Other accrued liabilities	29,989	44,989
Current portion of capital lease obligations	382	98

Total current liabilities	39,735	52,625
Deferred installation revenue	511	660
Stockholders’ equity
Common stock	266	274
Deferred stock compensation	(701)	(22)
Additional paid-in capital	230,797	238,852
Accumulated deficit	(155,776)	(147,996)

Total stockholders’ equity	74,586	91,108

Total liabilities and stockholders’ equity	$114,832	$144,393

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CBEY Reports Fourth Quarter 2006 Results

March 1, 2007

CBEYOND, INC. AND SUBSIDIARIES

Selected Operating Statistics

(Dollars in thousands, except for Other Operating Data)

(Unaudited)

	Dec. 31 2005	Mar. 31 2006	Jun. 30 2006	Sept. 30 2006	Dec. 31 2006
Revenues
Atlanta	$14,443	$14,863	$15,932	$16,073	$16,661
Dallas	11,402	11,901	12,690	13,127	13,617
Denver	12,977	13,769	14,773	14,828	15,161
Houston	4,331	5,217	6,302	6,952	7,911
Chicago	1,183	1,820	2,636	3,397	4,428
Los Angeles	—	8	201	530	1,089
San Diego	—	—	—	—	—

Total revenues	$44,336	$47,578	$52,534	$54,907	$58,867

Operating income (loss)
Atlanta	$5,978	$7,173	$7,993	$8,517	$8,851
Dallas	4,103	3,900	4,277	4,942	5,815
Denver	5,397	6,077	6,643	6,854	7,411
Houston	397	538	1,349	1,835	2,252
Chicago	(615)	(1,382)	(965)	(622)	56
Los Angeles	(382)	(1,029)	(1,585)	(1,783)	(1,857)
San Diego	—	—	—	(27)	(604)
Corporate	(13,529)	(15,451)	(16,447)	(17,785)	(17,903)

Total operating income (loss)	$1,349	$(174)	$1,265	$1,931	$4,021

Adjusted EBITDA
Atlanta	$7,384	$8,640	$9,386	$9,763	$10,092
Dallas	5,336	5,278	5,644	6,170	6,916
Denver	6,701	7,346	7,919	8,067	8,503
Houston	936	1,120	2,001	2,537	3,018
Chicago	(358)	(1,081)	(615)	(223)	508
Los Angeles	(382)	(1,029)	(1,438)	(1,587)	(1,570)
San Diego	—	—	—	(27)	(603)
Corporate	(11,773)	(13,089)	(13,504)	(14,088)	(14,515)

Total adjusted EBITDA	$7,844	$7,185	$9,393	$10,612	$12,349

Adjusted EBITDA margin (market-level)
Atlanta	51.1%	58.1%	58.9%	60.7%	60.6%
Dallas	46.8%	44.3%	44.5%	47.0%	50.8%
Denver	51.6%	53.4%	53.6%	54.4%	56.1%
Houston	21.6%	21.5%	31.8%	36.5%	38.1%
Chicago	(30.3%)	(59.4%)	(23.3%)	(6.6%)	11.5%
Los Angeles	N/M	N/M	N/M	N/M	(144.2%)
San Diego	N/M	N/M	N/M	N/M	N/M
Adjusted EBITDA margin (as % of total revenue)
Corporate	(26.6%)	(27.5%)	(25.7%)	(25.7%)	(24.7%)
Total	17.7%	15.1%	17.9%	19.3%	21.0%
Capital expenditures
Atlanta	$1,935	$1,396	$1,655	$1,554	$1,064
Dallas	1,795	2,482	2,180	823	1,438
Denver	1,047	1,747	1,134	1,093	987
Houston	1,492	1,217	787	712	871
Chicago	727	745	698	444	956
Los Angeles	1,786	847	816	720	1,061
San Diego	—	—	116	915	530
Corporate	3,812	2,577	4,148	3,939	4,215

Total capital expenditures	$12,594	$11,011	$11,534	$10,200	$11,122

Other Operating Data
Customers (at period end)	20,347	21,909	23,714	25,521	27,343
Net additions	1,450	1,562	1,805	1,807	1,822
Average monthly churn rate	0.9%	1.0%	1.0%	1.0%	1.0%
Average monthly revenue per customer location	$753	$751	$768	$743	$742

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CBEY Reports Fourth Quarter 2006 Results

March 1, 2007

CBEYOND, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

(In thousands)

(Unaudited)

	Dec. 31 2005	Mar. 31 2006	Jun. 30 2006	Sept. 30 2006	Dec. 31 2006
Reconciliation of Adjusted EBITDA to Net income:
Total Adjusted EBITDA for reportable segments	$7,844	$7,185	$9,393	$10,612	$12,349
Depreciation and amortization	(6,411)	(6,577)	(6,864)	(6,937)	(6,818)
Non-cash stock option compensation	(84)	(782)	(1,264)	(1,085)	(1,224)
Public offering costs	—	—	—	(659)	(286)
Interest income	443	390	409	518	602
Interest expense	(379)	(8)	(38)	(65)	(52)
Gain on early retirement of debt	4,060	—	—	—	—
Loss on disposal of property and equipment	(157)	(157)	(136)	(241)	(67)
Other income (expense), net	—	—	—	—	12
Income tax expense	—	(31)	(94)	(138)	(167)

Net income	$5,316	$20	$1,406	$2,005	$4,349

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2006	2005	2006
Reconciliation of Adjusted EBITDA to Net income:
Total Adjusted EBITDA for reportable segments	$7,844	$12,349	$25,807	$39,539
Depreciation and amortization	(6,411)	(6,818)	(24,160)	(27,196)
Non-cash stock option compensation	(84)	(1,224)	(324)	(4,355)
Public offering costs	—	(286)	—	(945)
Interest income	443	602	1,325	1,919
Interest expense	(379)	(52)	(2,424)	(163)
Gain on early retirement of debt	4,060	—	4,060	—
Loss on disposal of property and equipment	(157)	(67)	(539)	(601)
Other income (expense), net	—	12	(9)	12
Income tax expense	—	(167)	—	(430)

Net income	$5,316	$4,349	$3,736	$7,780

*            *            *            *             *

Except for historical information and discussion contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The specific forward-looking statements cover Cbeyond’s expectations for revenue, EBITDA, as adjusted, and capital expenditures for the fiscal year 2006. The statements in this release are not guarantees of future performance and actual results could differ materially from our current expectations. Numerous factors could cause or contribute to such differences. Some of the factors and risks associated with our business are discussed in Cbeyond’s filings with the Securities and Exchange Commission.

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